Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-146195, 333-179794, 333-186765, 333-191773, 333-194620, 333-196405, 333-203494, 333-217436, 333-231799, 333-231802, 333-232957, 333-236228, and 333-238037) of F5 Networks, Inc. of our report dated November 19, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Seattle, Washington
November 19, 2020